                                                                  EXHIBIT 99.17

                                     PROXY

                STYLE FOCUS SERIES - SMALL CAP GROWTH PORTFOLIO

                                      OF

                          THE TRAVELERS SERIES TRUST

                        SPECIAL MEETING OF SHAREHOLDERS

                                April 12, 2006

   KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder(s) of the Style Focus Series - Small Cap Growth Portfolio (the "Portfolio") of The Travelers Series Trust (the "Trust") hereby appoints Elizabeth M. Forget, Paul Cellupica and Jeffrey A. Tupper, or any one of them true and lawful attorneys with power of substitution of each, to vote all shares which the undersigned is entitled to vote, at the Special Meeting of Shareholders of the Portfolio to be held on April 12, 2006, at the offices of Met Investors Series Trust, 260 Madison Avenue, 10th Floor, New York, New York 10016, at 10:00 a.m. local time, and at any adjournment thereof ("Meeting"), as follows:

1. To approve an Agreement and Plan of Reorganization whereby Met/AIM Small Cap Growth Portfolio, a series of Met Investors Series Trust, will (i) acquire all of the assets of the Style Focus Series - Small Cap Growth Portfolio, a series of the Trust; and (ii) assume all of the liabilities of the Trust's Style Focus Series - Small Cap Growth Portfolio.

           FOR   [ ]           AGAINST   [ ]           ABSTAIN   [ ]

   Discretionary authority is hereby conferred as to all other matters as may properly come before the Meeting.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED.

                                                  Dated: __________, 2006


                                                  -----------------------------
                                                  Name of Insurance Company


                                                  -----------------------------
                                                  Name and Title of Authorized
                                                  Officer


                                                  -----------------------------
                                                  Signature of Authorized
                                                  Officer

STYLE FOCUS SERIES - SMALL CAP GROWTH PORTFOLIO
Name(s) of Separate Account(s)
Of the Insurance Company
Owning Shares in this Portfolio:
__________ Insurance Company

Separate Account ____

         2 EASY WAYS TO VOTE
                                             THE TRAVELERS SERIES TRUST
1. RETURN THIS VOTING INSTRUCTION          STYLE FOCUS SERIES - SMALL CAP
   FORM USING THE ENCLOSED                        GROWTH PORTFOLIO
   POSTAGE-PAID ENVELOPE.                     ONE CITYPLACE, HARTFORD,
2. VOTE BY INTERNET - SEE                         CONNECTICUT 06103
   INSTRUCTIONS IN PROSPECTUS/PROXY
   STATEMENT.                          VOTING INSTRUCTION FORM FOR THE SPECIAL
                                               MEETING OF SHAREHOLDERS
*** CONTROL NUMBER: ***                      APRIL 12, 2006, 10:00 A.M.

STYLE FOCUS SERIES - SMALL CAP GROWTH PORTFOLIO

The undersigned hereby instructs [insert name of insurance company that issued the variable insurance contract or policy] (the "Company") to vote the shares of the Style Focus Series - Small Cap Growth Portfolio (the "Portfolio"), a series of The Travelers Series Trust (the "Trust"), as to which the undersigned is entitled to give instructions at the Special Meeting of Shareholders of the Portfolio to be held at the offices of Met Investors Series Trust, 260 Madison Avenue, 10th Floor, New York, New York 10016, at 10:00 a.m. Eastern time on April 12, 2006 and at any adjournments thereof.

THE COMPANY AND THE BOARD OF TRUSTEES OF THE TRUST SOLICIT YOUR VOTING INSTRUCTIONS and recommend that you instruct the Company to vote "FOR" the Proposal. The Company will vote the appropriate number of Portfolio shares pursuant to the instruction given. IF NO INSTRUCTION IS SET FORTH ON A RETURNED FORM AS TO THE PROPOSAL, THE COMPANY WILL VOTE FOR THE PROPOSAL.

Receipt of the Notice of Special Meeting and the related Prospectus/Proxy Statement is hereby acknowledged.

                                        Date ____________, 2006

                                           PLEASE SIGN IN BOX BELOW

                                           _________________________________



                                           _________________________________

                                        Signature - Please sign exactly as
                                        your name appears at left. Joint
                                        owners each should sign. When
                                        signing as attorney, executor,
                                        administrator, trustee or
                                        guardian, please give full title
                                        as such. If a corporation, please
                                        sign in full corporate name by
                                        president or authorized officer.
                                        If a partnership, please sign in
                                        partnership name by authorized
                                        person.

          Please fold and detach card at perforation before mailing.

The Board of Trustees of the Trust has proposed the matter described below.

TO VOTE FOR, AGAINST OR ABSTAIN FROM VOTING ON THE PROPOSAL, CHECK THE APPROPRIATE BOX BELOW.

                                                           FOR AGAINST ABSTAIN
To approve the Agreement and Plan of Reorganization with
respect to the acquisition of the Style Focus Series -     [ ]   [ ]     [ ]
Small Cap Growth Portfolio, a series of the Trust, by Met/AIM Small Cap Growth Portfolio, a series of Met
Investors Series Trust